UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland 20814

(Address of principal executive offices)    (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

ATM Sales Agreement

On January 13, 2021, India Globalization Capital, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with The Benchmark Company, LLC (“Benchmark”) (the “Sales Agent”) pursuant to which the Sales Agent will act as the Company’s sales agent with respect to the issuance and sale of up to $75,000,000 of the Company’s shares of common stock, par value $0.0001 per share (the “Shares”), from time to time in an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Offering”).

Sales of the Shares, if any, through the Sales Agent, will be made directly on the NYSE American, on any other existing trading market for the common stock or to or through a market maker. The Sales Agent may also sell the Shares in privately negotiated transactions, provided that the Sales Agent receives the Company’s prior written approval for any sales in privately negotiated transactions. The Company will pay the Sales Agent a commission equal to 2.5% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Sales Agent in connection with the Offering pursuant to the Agreement, including fees and expenses of the Sales Agent’s legal counsel not to exceed $16,500.

The Company or the Sales Agent may suspend the Offering of Shares upon notice and subject to other conditions.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to Exhibit 10.1 to this Report.

The Shares will be sold and issued pursuant the Company’s shelf registration statement on Form S-3 (File No. 333-251654) and an accompanying base prospectus contained therein filed with the Securities and Exchange Commission on December 23, 2020, and declared effective on January 4, 2021 (the “Registration Statement”). The Company filed a prospectus supplement, dated January 13, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares pursuant to the Agreement.

This Report, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of Olshan Frome Wolosky LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

5.1	Opinion of Olshan Frome Wolosky LLP

10.1	Sales Agreement dated January 13, 2021, by and between India Globalization Capital, Inc. and The Benchmark Company, LLC

23.1	Consent of Olshan Frome Wolosky LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 13, 2021	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer